SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): October 18, 2001



                         Global TeleSystems Europe B.V.
             (Exact name of Registrant as specified in its charter)


  Netherlands                                                       None
  ------------                  -----------                  -------------------
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


                              Terhulpsesteenweg 6A
                                 1560 Hoeilaart
                                     Belgium
          (Address of principal executive offices, including zip code)


                                 (322) 658-5200
              (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant

         This Current Report on Form 8-K of Global TeleSystems Europe B.V. ("GTS Europe") corrects a typographical error contained in the Current Report on Form 8-K of GTS Europe (the "Initial Report"), previously filed with the Securities and Exchange Commission on October 22, 2001. The first sentence of the fifth paragraph of Item 1 of the Initial Report is hereby amended and replaced in its entirety as follows:

                  "Pursuant to the agreement between GTS and its bondholders, of the approximately Euro 210 million of new senior convertible notes to be issued by KPNQwest, the following allocations will apply: approximately Euro 40-55 million principal amount will be distributed to bondholders participating in the interim financing agreement based upon the peak interim borrowings; approximately Euro 5.3 million principal amount will be allocated to the GTS Convertible Debentures (along with part of the allocation outlined below will result in a total allocation to the GTS Convertible Debentures of Euro 10.0 million principal amount); the remaining net amount of the new senior convertible bonds will be allocated 76 percent to the GTS Europe bondholders and the remaining 24 percent (less approximately Euro 4.7 million principal amount required to increase the allocation to the GTS Convertible Debentures to Euro 10.0 million principal amount) will be allocated to the holders of the GTS Senior Notes."


Item 7.  Financial Statements and Exhibits

          (c)     Exhibits

                  99.1 Press release issued by Global TeleSystems, Inc. on October 19, 2001 (attached as Exhibit 1 to the Current Report on Form 8-K filed by GTS on October 22, 2001).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Global TeleSystems Europe B.V. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GLOBAL TELESYSTEMS
                                                EUROPE B.V.


Date:    October 25, 2001                       By:/s/ Grier C. Raclin
                                                   -----------------------------
                                                Name:   Grier C. Raclin
                                                Title:  Member of the Mangement
                                                        Board

                                  EXHIBIT INDEX

Exhibit
   No.            Description
--------          --------------

99.1 Press release issued by Global TeleSystems, Inc. on October 19, 2001 (attached as Exhibit 1 to the Current Report on Form 8-K filed by GTS on October 22, 2001).